FIRST AMENDMENT TO QUAKER INVESTMENT TRUST DISTRIBUTION AGREEMENT

This first amendment (the "Amendment") to the Distribution Agreement (the "Agreement") dated as of May 31, 2017, by and between Quaker Investment Trust (the "Trust") and Foreside Fund Services, LLC ("Foreside") is hereby entered into as of January 1, 2018 (the "Effective Date").

WHEREAS, Foreside and the Trust (the "Parties") wish to amend the Agreement to delete references to Quaker Funds, Inc. as the Adviser and reflect Community Capital Management, Inc. as the superseding Adviser; and

WHEREAS, the Parties desire to amend Appendix A of the Agreement to reflect the removal of the Quaker Event Arbitrage Fund; and

WHEREAS, pursuant to Section 16 of the Agreement all amendments are required to be in writing and executed by the parties hereto.

NOW THEREFORE, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.
2.The Agreement is amended and restated to reflect that Community Capital Management, Inc. is the Adviser to the Trust.
3.Appendix A to the Agreement is hereby amended and restated as provided on Exhibit A attached hereto.
4.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
5.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

QUAKER INVESTMENT TRUST

By: /s/ Alyssa D. Greenspan
Name: Alyssa D. Greenspan
Title: President
FORESIDE FUND SERVICES, LLC

By: /s/ Mark Fairbanks
Mark Fairbanks, Vice President

EXHIBIT A

APPENDIX A

Funds:
Quaker Global Tactical Allocation Fund
Quaker Strategic Growth Fund
Quaker Mid-Cap Value Fund
Quaker Small-Cap Value Fund